Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Bank of America Corporation and the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints Teresa M. Brenner, Rachel R. Cummings and Gregory W. Norwood, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2003, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

Dated: January 28, 2004

BANK OF AMERICA CORPORATION

By:	*/s/ KENNETH D. LEWIS
Kenneth D. Lewis Chairman, President and Chief Executive Officer

Signature	Title	Date

*/s/ KENNETH D. LEWIS Kenneth D. Lewis	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	January 28, 2004

*/s/ JAMES H. HANCE, JR. James H. Hance, Jr.	Vice Chairman, Chief Financial Officer and Director (Principal Financial Officer)	January 28, 2004

*/s/ MARC D. OKEN Marc D. Oken	Executive Vice President and Principal Financial Executive (Principal Accounting Officer)	January 28, 2004

*/s/ JOHN R. BELK John R. Belk	Director	January 28, 2004

*/s/ CHARLES W. COKER Charles W. Coker	Director	January 28, 2004

*/s/ FRANK DOWD, IV Frank Dowd, IV	Director	January 28, 2004

*/s/ KATHLEEN F. FELDSTEIN Kathleen F. Feldstein	Director	January 28, 2004

*/s/ PAUL FULTON Paul Fulton	Director	January 28, 2004

*/s/ DONALD E. GUINN Donald E. Guinn	Director	January 28, 2004

*/s/ WALTER E. MASSEY Walter E. Massey	Director	January 28, 2004

*/s/ C. STEVEN MCMILLAN C. Steven McMillan	Director	January 28, 2004

*/s/ PATRICIA E. MITCHELL Patricia E. Mitchell	Director	January 28, 2004

*/s/ EDWARD L. ROMERO Edward L. Romero	Director	January 28, 2004

*/s/ O. TEMPLE SLOAN, JR. O. Temple Sloan, Jr.	Director	January 28, 2004

*/s/ MEREDITH R. SPANGLER Meredith R. Spangler	Director	January 28, 2004

*/s/ RONALD TOWNSEND Ronald Townsend	Director	January 28, 2004

*/s/ JACKIE M. WARD Jackie M. Ward	Director	January 28, 2004

*/s/ VIRGIL R. WILLIAMS Virgil R. Williams	Director	January 28, 2004